Exhibit 10.4

January 20, 2005

Mercator Partners Acquisition Corp.

One Fountain Square,

11911 Freedom Drive, Suite 1080,

Reston, Virginia 20190

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Mercator Partners Acquisition Corp. (“Company”), in consideration of HCFP/Brenner Securities LLC (“Brenner”)’s willingness to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

1. In the event that the Company fails to consummate a Business Combination within 12 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 18 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power (i) to cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares no later than 60 days from the Effective Date and (ii) to cause the Company to dissolve and liquidate. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby agrees not to seek recourse against the Trust Fund for any claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company. The undersigned also waives any and all right, title, interest or claim of any kind in or to any liquidation distribution as a result of a liquidation of the remaining net assets of the Company after dissolution with respect to shares of common stock acquired prior to the IPO.

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Mercator Capital L.L.C. (“Related Party”) shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the earlier of the Company’s completion of a Business Combination or the distribution of the Trust Fund.

7. I agree to be the Chairman and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as Chairman and Chief Executive Officer of the Company.

9. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Class B common stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the IPO Shares as contemplated by the Company’s prospectus relating to the IPO.

H. Brian Thompson

/s/ H. Brian Thompson
Signature

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

EXHIBIT A

Since January 2003, Mr. Thompson also has been the Chairman of Comsat International, one of the largest independent telecommunications operators serving Latin America. Comsat, acquired from Lockheed Martin in a transaction completed in October 2002, provides international data and voice communications services to commercial customers and other telecommunications carriers through a fully integrated fiber, wireless, and satellite network. Mr. Thompson has also been the Chief Executive Officer of Universal Telecommunications, Inc., a private equity investment and advisory firm, focused on consolidations and start-up companies in the communications industry, since he formed it in June 1991. Since October 1998, Mr. Thompson has also served as the Co-Chairman for the Americas of the Global Information Infrastructure Commission, a multinational organization comprised of international communication industry professionals, the strategic objective of which is to chart the role of the private sector in the developing global information and telecommunications infrastructure. From March 1999 to September 2000, Mr. Thompson was Chairman and Chief Executive Officer of Global TeleSystems, Inc. (formerly Global TeleSystems Group, Inc.), a provider of data, internet and broadband, internet and voice services, serving businesses and carriers throughout Europe. In November 2001, Global TeleSystems filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in response to an involuntary petition previously filed by certain of its debentureholders. From June 1999 to September 2000, Mr. Thompson served as Chairman of Golden Telecom, Inc. (NASDAQ:GLDN) which completed its initial public offering in September 1999, after being formed in June 1999 to be the holding company for all of Global TeleSystems’ businesses in Russia and other countries in the former Soviet Union. In November 2001, Global TeleSystems filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in response to an involuntary petition previously filed by certain of its debentureholders. From January 1999 to March 1999, Mr. Thompson was the non-executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company. From 1991 to June 1998, Mr. Thompson served as Chairman and Chief Executive Officer of LCI International, Inc., which became a leading telecommunications provider during his tenure. In June 1998, LCI merged with Qwest Communications International Inc. and until December 1998 Mr. Thompson served as Vice Chairman of the board of Qwest. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation, with responsibility for eight operating divisions, including MCI International. Mr. Thompson was previously a management consultant specializing in telecommunications and technology enterprises with McKinsey & Company, a management consulting firm.

Mr. Thompson currently serves as a member of the board of directors of the following public companies: Sonus Networks, Inc. (NASDAQ:SONS), United Auto Group Inc. (NYSE:UAG), Axcelis Technologies, Inc. (NASDAQ:ACLS), and Bell Canada International, Inc. (NEX:BI.H). Mr. Thompson also serves as a member of the board of directors of ArrayComm, Inc., a privately held company engaged in the development of broadband wireless technology Mr. Thompson is a trustee of Capitol College in Laurel, Maryland and serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson formerly served on the boards of DynCorp, Williams Communications Group, Inc. and Comcast UK Cable Partners Limited. Mr. Thompson is a former Chairman of the U.S. Competitive Telecommunications Association (CompTel) and also served as Chairman of both the Advisory Committee for

Mercator Partners Acquisition Corp.

HCFP/Brenner Securities LLC

January 20, 2005

Telecommunications and, more recently, the Advisory Committee on Infocoms, for Ireland’s Department of Public Enterprise. Mr. Thompson received a B.S. from the University of Massachusetts and an M.B.A. from Harvard Business School.